Exhibit 99.1

Reliant Bancorp, Inc. Announces 2019 First Quarter Earnings Call

BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 3, 2019--Reliant Bancorp, Inc. (“Reliant Bancorp”) (Nasdaq: RBNC), the parent company for Reliant Bank, announced today that it will release its 2019 first quarter financial results on Wednesday, April 24, 2019, after the close of the market. The Company will hold a conference call to discuss first quarter results on Thursday, April 25, 2019, at 9:00 a.m. CDT, and the earnings conference call will be broadcast live over the Internet at RBNC 1Q19 Webcast. A link to these events can be found on the Company’s website at www.reliantbank.com.

About Reliant Bancorp and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Rutherford, Sumner, Williamson, Maury, Hickman, and Hamilton counties, Tennessee, through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. As of December 31, 2018, Reliant Bancorp had approximately $1.7 billion in total assets, approximately $1.2 billion in loans and approximately $1.4 billion in deposits. For additional information, locations and hours of operation, please visit their website at www.reliantbank.com.

CONTACT:
DeVan Ard, Chairman, Jr., Chairman, President and CEO, Reliant Bancorp, Inc. (615.221.2020)